Exhibit 5.1

November 17, 2016

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Re:Liberty Interactive Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty Interactive Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has requested our opinion concerning the status under Delaware law of the 10,000,000 shares of the Company’s Series A QVC Group common stock, par value $.01 per share (the “Series A QVC Group Common Stock”), the 1,200,000 shares of the Company’s Series B QVC Group common stock, par value $.01 per share (the “Series B QVC Group Common Stock”), the 200,000 shares of the Company’s Series A Liberty Ventures common stock, par value $.01 per share (the “Series A LVNT Common Stock”) and the 300,000 shares of the Company’s Series B Liberty Ventures common stock, par value $.01 per share (the “Series B LVNT Common Stock” and together with the Series A QVC Group Common Stock, the Series B QVC Group Common Stock and the Series A LVNT Common Stock, the “Shares”) included in the Registration Statement, that may be issued pursuant to the terms of the Liberty Interactive Corporation 2016 Omnibus Incentive Plan (the “Plan”).

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1. Restated Certificate of Incorporation of the Company, as currently in effect;

2. Bylaws of the Company, as currently in effect;

3. Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plan and the preparation and filing of the Registration Statement under the Securities Act; and

4. The Plan.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of

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the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the Plan by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Series A QVC Group Common Stock, Series B QVC Group Common Stock, Series A LVNT Common Stock and Series B LVNT Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares are duly authorized for issuance.

2. If and when any Shares are issued in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.

BAKER BOTTS L.L.P.